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                                                                    Exhibit 3.78

                                     BY-LAWS

                                       OF

                              PJC REALTY MA, INC.

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                                     BY-LAWS

                                       OF

                               PJC REALTY MA, INC.

                             ARTICLE I STOCKHOLDERS

     Section 1. ANNUAL MEETING OF STOCKHOLDERS. Beginning with the first calendar year after the year of incorporation, an annual meeting of the stockholders shall be held on the last Friday of September each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding business day), or at such other time and date before or after such date (but within six (6) months after the end of each fiscal year of the Corporation) as the Board of Directors may from time to time fix. The purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the President or by the Board of Directors.

     If an annual meeting is not held as provided above, a special meeting of stockholders may be held in place thereof and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and, in such case, all references in these By-Laws, except in this Section 1 and in Section 3 of this Article I, to the annual meeting of stockholders shall be deemed to refer to such special meeting.

     Section 2. SPECIAL MEETINGS OF STOCKHOLDERS. A special meeting of stockholders may be called at any time by the Chairman of the Board of Directors, if there be one, by the President or by the Board of Directors. A special meeting of stockholders shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold in the aggregate at least ten percent (10%) of the capital stock entitled to vote at the meeting. Such call shall state the date, time, place and purpose of the meeting.

     Section 3. PLACE OF STOCKHOLDERS' MEETINGS. The annual meeting of stockholders and any special meeting of stockholders, by whomever called, shall be held at the principal office of the Corporation in Massachusetts, or at such other place in Massachusetts or, to the extent provided in the Articles of Organization, within the continental limits of the United States of America as may be determined by the Board of Directors (or, in the event such meeting shall have been called upon the application of stockholders, by such stockholders) and stated in the notice thereof. Any adjourned session of any annual or special meeting of stockholders shall be held at such permitted place as is designated in the vote of adjournment.

     Section 4. NOTICE OF STOCKHOLDERS' MEETINGS. A written notice of each annual or special meeting of stockholders, stating the date, time, place and purpose or purposes for which the meeting is to be held, shall be given by the Clerk or any other officer at least seven (7) days, or such longer period as may be prescribed by law or the Articles of Organization, before the meeting to each stockholder entitled to notice of or to vote at the meeting by leaving such notice with such stockholder or at such stockholder's residence, or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at such stockholder's address as it

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appears in the records of the Corporation. No notice of the date, time, place and purpose(s) of any annual or special meeting of stockholders shall be required to be given to a stockholder if a written waiver of such notice is executed before or after the meeting by such stockholder, or by such stockholder's attorney thereunto authorized, and filed with the records of the meeting.

     Section 5. QUORUM AND ADJOURNMENTS. Except as otherwise provided by law or by the Articles of Organization, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Articles of Organization, consist of a majority of all stock of each such class issued, outstanding and entitled to vote. Any meeting may be adjourned from time to time by the holders of a majority of the shares present or represented by proxy and entitled to vote, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. At any such adjourned meeting at which a quorum shall be represented any such business may be transacted which might have been transacted at the meeting as originally called. Subject to the requirements of law and the Articles of Organization, on any issue on which two or more classes of stock are entitled to vote separately, if a quorum is not present for any one class the holders of a majority of the shares of such class present or represented by proxy and entitled to vote at the meeting may adjourn the meeting, as provided above, as to that class.

     Section 6. PROXIES; VOTING; CONDUCT OF MEETING. Stockholders entitled to vote may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein; PROVIDED, HOWEVER, that a proxy coupled with an interest sufficient in law to support an irrevocable power, including without limitation, an interest in the shares of the Corporation generally, need not specify the meeting to which it relates, and may be exercised so long as such interest continues, or until such earlier date as shall be specified in the proxy. A proxy with respect to stock which is owned by two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. Unless a proxy otherwise provides, a proxyholder shall be entitled to vote at any adjourned meeting which is reconvened, but not after the final adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of providing proof of its invalidity shall test on the challenger. The Corporation may accept proxies executed, dated and delivered by telephone, telecopy or other electronic means provided measures are adopted that afford a reasonable level of security.

     When a quorum is present at any meeting, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws, a plurality of the votes properly cast for the election of a Director shall be sufficient to elect such Director, and a majority of the votes properly cast upon any other question (or if two or more classes of stock are entitled to vote as separate classes upon such question, then, in the case of each such class, a majority of the votes of such class properly cast upon the question), shall decide the matter.

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     Except as provided by law or the Articles of Organization, stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for a fractional share.

     Shares owned by the Corporation, directly or indirectly, shall not be entitled to vote.

     Unless otherwise determined by the Board of Directors, the Chairman of the Board, if there be one, or in the absence or in default of the Chairman of the Board, the President, or in the absence or in default of both the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Clerk of the Corporation, or in the absence of the Clerk, any Assistant Clerk, shall record the proceedings of all meetings of stockholders. In the absence of the Clerk and all Assistant Clerks, the presiding officer may appoint a clerk pro tempore of the meeting.

     Section 7. ACTION WITHOUT A MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing or writings filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                              ARTICLE II DIRECTORS

     Section 1. BOARD OF DIRECTORS. The Board of Directors shall consist of not fewer than three (3) Directors, PROVIDED, HOWEVER, that the number of Directors may be as few as two (2) whenever there shall be only two (2) stockholders, and may be as few as one (1) whenever there shall be only one (1) stockholder. Directors shall be elected annually (by ballot if so requested by any stockholder entitled to vote) at the annual meeting of stockholders, or if such annual meeting is omitted, at any special meeting called pursuant to Section 2 of Article I of these By-Laws, by such stockholders as have the right to vote at such election. The number of Directors for the forthcoming year shall initially be fixed by the Board of Directors prior to the stockholders' meeting at which they are to be elected, or if not so fixed, shall be the number of Directors immediately prior to such meeting.

     Except as may be provided by law or the Articles of Organization, at any time during any year the size of the Board of Directors may be (i) increased by the Board of Directors and (ii) increased or (subject to the first paragraph of this Section 1) reduced by the stockholders at a meeting called for the purpose and, in the case of a reduction which involves the termination of the directorship of an incumbent Director, by such vote as would be required to remove such incumbent from office in the manner provided in Section 6 of this
Article II.

     Each newly-created directorship resulting from any increase in the number of Directors may be filled in the manner provided in Section 6 of this
Article II.

     Except as may be otherwise provided by law or by the Articles of Organization, each Director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed.

     Section 2. POWERS OF DIRECTORS. The business, property and affairs of the Corporation shall be managed by, and be under the control and direction of, the Board of Directors, which

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shall have and may exercise all the powers of the Corporation except such as are conferred upon or reserved to the stockholders by law, the Articles of Organization or these By-Laws.

     Except as may be otherwise specifically provided by law or by vote of the stockholders, the Board of Directors is expressly authorized to issue, from time to time, the capital stock of the Corporation of any class or series which may have been authorized but not issued or otherwise reserved for issue, to such person or persons, on such terms and for such consideration permitted by law as they may determine.

     The Board of Directors may delegate from time to time to any committee, officer, employee or agent such powers and authority as applicable law, the Articles of Organization and these By-Laws may permit. The Board of Directors in its discretion may appoint and remove and determine the compensation and duties in addition to those fixed by law, the Articles of Organization and these By-Laws, of all the officers, employees and agents of the Corporation. The Board of Directors shall have power to fix a reasonable compensation or fee for a person's service as a Director.

     Section 3. COMMITTEES OF DIRECTORS. The Board of Directors, by vote of a majority of the Directors then in office, may from time to time elect from its own number an executive committee and/or one or more other committees, to consist of not fewer than two members, and may from time to time designate or alter, within the limits permitted by this Section, the duties and powers of such committees or change their membership, and may at any time abolish such committees or any of them.

     Any committee shall be vested with such powers of the Board of Directors as the Board may determine in the vote establishing such committee or in a subsequent vote of a majority of the Directors then in office, PROVIDED, HOWEVER, that no such committee shall have any power prohibited by law, or the Articles of Organization, or the power:

     a. to change the principal office of the Corporation;

     b. to amend or authorize the amendment of these By-Laws;

     c. to elect officers required by law, the Articles of Organization or these By-Laws to be elected by the Board of Directors, or to fill vacancies in any such office;

     d. to change the number of the Board of Directors or to fill vacancies in the Board of Directors;

     e. to remove officers or Directors from office;

     f. to authorize the payment of any dividend or distribution to stockholders;

     g. to authorize the reacquisition for value of stock or other securities of the Corporation; or

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     h. to authorize a merger of the Corporation with a subsidiary corporation pursuant to section 82 of the Business Corporation Law of The Commonwealth of Massachusetts, or with an association or trust pursuant to section 83 of such Law;

and PROVIDED, FURTHER, that the fact that a particular power appears in the foregoing enumeration of powers denied to committees of the Board of Directors shall not be construed to override by implication any other provision of the Articles of Organization or these By-Laws limiting or denying to the Board of Directors the right to exercise such power.

     Each member of a committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a Director, or until the committee is sooner abolished by the Board of Directors.

     A majority of the members of any committee then in office, but not fewer than two, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Each committee may make rules not inconsistent herewith for the holding and conduct of its meetings or the taking of any action in lieu of a meeting, but unless otherwise provided in such rules its meetings shall be held and conducted in the same manner, as nearly as may be, as is provided in these By-Laws for meetings of the Board of Directors. The Board of Directors shall have the power to rescind or amend any vote or resolution of any committee; PROVIDED, HOWEVER, that no rights of third parties shall be impaired by such rescission.

     Section 4. MEETINGS OF THE BOARD OF DIRECTORS; ACTION WITHOUT A MEETING. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may from time to time determine; PROVIDED, HOWEVER, that notice of such determination and of any changes therein is given to each member of the Board then in office. A regular meeting of the Board of Directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

     Special meetings of the Board of Directors may be held at any time and at any place when called by the Chairman of the Board, if there be one, the President, the Treasurer, or two or more Directors, notice thereof being given to each Director by the Clerk, or, if there be no Clerk, by the Assistant Clerk, or, in the case of death, absence, incapacity or refusal of the Clerk (or the Assistant Clerk, as the case may be), by the officer or Directors calling the meeting. In any case, notice to a Director shall be deemed sufficient if (a) written notice is sent by mail to such Director at least seventy-two (72) hours before the meeting, (b) notice is sent by telegram or confirmed telex, facsimile or other electronic transmission to such Director at least forty-eight (48) hours before the meeting, (c) notice is given to such Director in person, either by telephone or by handing such Director a written notice, at least thirty-six
(36) hours before the meeting, or (d) such Director has actual knowledge of the time, place and purpose of a meeting at least twenty-four (24) hours before the meeting. Mail or telegram notices shall be addressed to a Director at the Director's usual or last known business or residence address. Notices given by

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telex, facsimile or other electronic transmission shall be addressed to a
Director and transmitted to the Director's usual or last known business or residence telex number, fax telephone number or electronic message address.

     Notwithstanding the foregoing, notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before, during or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him or her.

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors or the members of such committee and such written consent is filed with the records of the meetings of the Board of Directors or such committee. Such consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director need sign the same counterpart.

     Members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone, video or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 5. QUORUM OF DIRECTORS. At any meeting of the Board of Directors, a quorum for any election, or for the consideration of any question, shall consist of a majority of the Directors then in office, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof at which action is taken to authorize a contract or transaction in which one or more Directors, or one or more entities with which one or more Directors are affiliated, participate or have an interest. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and for any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

     Section 6. RESIGNATION AND REMOVAL OF DIRECTORS; VACANCIES. Any Director may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, if there be one, the President, the Clerk or the Assistant Clerk, or to a meeting of the Board of Directors. The stockholders may, by vote of the holders of shares entitling them to cast a majority of the votes which may be cast at an election of Directors, remove any Director or Directors from office with or without cause, and the Board of Directors may, by vote of a majority of the Directors in office, remove any Director from office for cause; PROVIDED, HOWEVER, that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of shares of such class entitling them to cast a majority of the votes which may be cast by stockholders of such class at an election of Directors. Notwithstanding the foregoing, a Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to effect such removal. No Director resigning and (except

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where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation, duly approved by the Board of Directors) no Director removed shall have any right to any compensation as such Director for any period following such resignation or removal, or any right to damages on account of such removal, whether such Director's compensation be by the month, by the year or otherwise.

     Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, if the stockholders have not acted, by a majority of the Directors then in office. If the office of any member of any committee becomes vacant, the Board of Directors may elect or appoint a successor or successors by vote of a majority of the Directors then in office.

     Each successor as a Director shall hold office for his or her predecessor's unexpired term and until such Director's successor shall be elected or appointed and qualified, or until such Director sooner dies, resigns, is removed or becomes disqualified.

     The Board of Directors shall have and may exercise all its powers, notwithstanding the existence of one or more vacancies in its number as fixed by either the stockholders or the Board of Directors.

                         ARTICLE III OFFICERS AND AGENTS

     Section 1. OFFICERS AND AGENTS.

     The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, which may include a Chairman of the Board, a Controller, one or more Vice Presidents (of such gradations and with such responsibilities as the Board shall determine), Assistant Treasurers, Assistant Clerks, or Assistant Controllers, as the Board of Directors may, in its discretion, elect or appoint. The Corporation may also have such agents, if any, as the Board of Directors may, in its discretion, appoint. So far as is permitted by law, any two or more offices may be held by the same person.

     Subject to law, the Articles of Organization and the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to such office or as the Board of Directors may from time to time designate.

     The President, Treasurer and Clerk (and the Chairman of the Board, if there be one) shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Such other offices of the Corporation as may be created in accordance with these By-Laws may be filled by election at the annual or any special meeting of the Board of Directors.

     Each officer elected by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is elected or appointed and qualified, or until such officer sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the Board of Directors.

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     Section 2. PRESIDENT AND VICE PRESIDENTS; CHAIRMAN OF THE BOARD.

The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business, property and affairs of the Corporation and such other powers and duties as the Board of Directors may prescribe, subject to the control of the Board of Directors, unless otherwise provided by law, the Articles of Organization, these By-Laws or by specific vote of the Board of Directors. The President need not be a Director. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall have such other duties as the Board of Directors shall determine. If no Chairman of the Board is elected, or in the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors at which he or she is present, except as otherwise determined by the Board of Directors.

     Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the President, and, in any case, shall be responsible to and shall report to the President. In the absence or disability of the President, the Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Board of Directors shall have the powers and duties of the President.

     Section 3. TREASURER AND ASSISTANT TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and the disbursements thereof, subject to the chief executive officer of the Corporation and the Board of Directors, and shall have such duties and powers as are commonly incident to the office of a corporate treasurer and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the chief executive officer. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller as provided in these By-Laws. The Treasurer shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business, shall be under supervision of the chief executive officer.

     Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there be more than one, the Assistant Treasurers in their order of seniority or as otherwise designated by the Board of Directors shall have the powers and duties of the Treasurer.

     Section 4. CONTROLLER AND ASSISTANT CONTROLLERS. The Controller shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the chief executive officer. The Controller shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business, shall be under the supervision of the chief executive officer.

     Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors or by the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if

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there be more than one, Assistant Controllers in their order of seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the Controller.

     Section 5. CLERK AND ASSISTANT CLERK. The Clerk shall record all proceedings of the stockholders in books to be kept therefor, and shall have custody of the Corporation's records, documents and valuable papers. In the absence of the Clerk from any such meeting, the Assistant Clerk, if any, or if there be more than one, the Assistant Clerks in their order of seniority or as otherwise designated by the Board of Directors, shall record the proceedings thereof in the aforesaid books, or a temporary clerk may be chosen for the purpose by vote of the meeting.

     The Clerk shall also keep, or cause to be kept, the stock transfer records of the Corporation which shall contain a complete list of the names and addresses of all stockholders and the amount of stock held by each.

     Unless the Board of Directors shall otherwise designate, the Clerk or, in the absence of the Clerk, the Assistant Clerk, if any, shall have custody of the corporate seal and be responsible for affixing it to such documents as may be required by law or as may be directed by the Board of Directors to be sealed.

     The Clerk shall attend all meetings of the Board of Directors and shall record the proceedings thereat in books provided for that purpose, which shall be available upon request for the inspection of any Director during business hours. In the absence of the Clerk from any such meeting, the Assistant Clerk, if any, or if there be more than one, the Assistant Clerks in their order of seniority, or as otherwise designated by the Board of Directors, shall record such proceedings in the aforesaid books, or a temporary clerk may be chosen for the purpose. The Clerk shall notify the Directors of Director meetings in accordance with these By-Laws and shall have and may exercise such other powers and duties as the Board of Directors may prescribe.

     The Clerk shall have such other duties and powers as are commonly incident to the office of a corporate clerk, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the chief executive officer.

     The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of receiving service of process.

     Any Assistant Clerk shall have such duties and powers as shall from time to time be designated by the Board of Directors or the Clerk, and shall be responsible to and shall report to the Clerk.

     Section 6. RESIGNATIONS AND REMOVALS OF OFFICERS AND AGENTS; VACANCIES. Any officer may resign at any time by delivering his or her resignation in writing to the chief executive officer, the Clerk or the Assistant Clerk, if any, or to a meeting of the Board of Directors. Any officer elected by the stockholders may be removed from office, with or without cause, by vote of holders of shares entitling them to cast a majority of the votes which could be cast at an election for such office; PROVIDED, that an officer elected by one or more particular classes of stockholders may be removed only by such a vote of holders of shares of such class or classes.

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The Board of Directors may, by vote of a majority of the Directors in office, remove any officer elected by the stockholders, or any class or classes of stockholders, from office for cause, and may remove any officer elected by the Board with or without cause. Notwithstanding the foregoing, an officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to effect such removal. The Board of Directors may, at any time, by vote of a majority of the Directors present and voting, terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation, duly approved by the Board of Directors) no officer removed shall have any right to any compensation as such officer for any period following such officer's resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month, by the year or otherwise.

     Each successor as an officer shall hold office for the unexpired term and until his or her successor shall be elected or appointed and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

                                ARTICLE IV STOCK

     Section 1. CERTIFICATES FOR STOCK. Unless the Board of Directors provides by resolution that some or all of any or all classes and series of the Corporation's shares shall be uncertificated shares, each stockholder shall be entitled to a certificate representing the capital stock of the Corporation owned by him or her, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by either the Chairman of the Board, if any, the President or a Vice President, and by either the Treasurer or an Assistant Treasurer, and may, but need not be, sealed with the corporate seal; but when any such certificate is signed by a transfer agent or by a registrar other than a Director, officer, or employee of the Corporation, the signature of the Chairman of the Board, if any, the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures and such seal upon such certificate, may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer at the time of issue.

     Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

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     Section 2. TRANSFER OF SHARES OF STOCK. Shares of stock may be transferred on the books of the Corporation only in compliance with the restrictions, if any, stated or noted on the stock certificates therefor, and only upon surrender to the Corporation, or its transfer agent, of such certificates, properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation's stock as the owner-in-fact thereof for all purposes, including the payment of dividends, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation's books in accordance with these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his or her post office address.

     Section 3. TRANSFER AGENTS AND REGISTRARS; FURTHER REGULATIONS. The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation's transfer agent and/or registrar for shares of capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

     Section 4. LOSS OF CERTIFICATES. In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms, consistent with law, as the Board of Directors may prescribe.

     Section 5. RECORD DATE. The Board of Directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or, without fixing such record date, the Board of Directors may, for any such purposes, close the transfer books for all or any part of such period.

                      ARTICLE V INDEMNIFICATION; INSURANCE

     Section 1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS. Each present or former officer or Director of the Corporation, and each person who, at the Corporation's request, is serving or at any time in the past has served (whether or not presently serving) (a) as an officer or director of another corporation,
(b) as a trustee, partner, officer, member, manager or other

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functionary of a trust, partnership, limited liability company, association or other venture, or non-profit entity, or (c) in any capacity with respect to any employee benefit plan, shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, be indemnified by the Corporation against all liabilities, costs and expenses, including amounts paid in satisfaction of judgments, in compromise and/or as fines or penalties imposed, and the fees and disbursements of counsel reasonably incurred, in connection with or arising out of any action, suit, or proceeding, civil or criminal, or in anticipation of any such action, suit or proceeding, in which such person is or may become involved by reason of holding or having held such position, or serving or having served with respect to such plan, or by reason of any alleged act or omission in any such capacity. Such indemnification may include payment by the Corporation of expenses incurred in preparing for or defending any such action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated not to be entitled to indemnification under this Section 1, which undertaking may be accepted by the Corporation without reference to such person's financial ability to make repayment. The foregoing rights of indemnification shall not be exclusive of other rights to which any such person may be entitled as a matter of law, and any repeal or modification of any of the foregoing provisions of this Section shall not adversely affect any right or protection of any such person with respect to any acts or omissions that occurred prior to such repeal or modification. These indemnity provisions shall be separable, and if any portion thereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect.

     The Corporation shall not, however, indemnify any such person, or such person's heirs, executors, administrators or other personal representatives with respect to any matter as to which such person shall be finally adjudged in any such action, suit, or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan.

     Notwithstanding the foregoing, no indemnification shall be provided with respect to any matter disposed of by settlement, consent decree or other negotiated resolution unless:

     a. such indemnification shall have been approved by holders of the shares of the Corporation's capital stock then entitled to vote for the election of Directors, voting such shares as a single class, by a majority of the votes cast on the question exclusive of any shares owned by an interested Director or officer, or

     b. such indemnification and such settlement, decree or resolution shall have been approved as being in the best interest of the Corporation, or the organization or plan or participants served, as the case may be, after notice that it involves such indemnification, by a majority of the disinterested Directors (or, if applicable, the sole disinterested Director) then in office (whether or not constituting a quorum); or

     c. if no Directors are disinterested, a written opinion, reasonably satisfactory to the Corporation, of independent legal counsel selected by the Corporation shall have been furnished to the Corporation that (1) such indemnification and such settlement, decree or resolution are in the best interest of the Corporation, or the organization or plan or

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     participants served, as the case may be, and (2) if adjudicated, such indemnification would not be found to have been prohibited by law.

For purposes of this Section, an "interested" Director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending or threatened, and a "disinterested Director" is any Director who is not an interested Director.

     Section 2. INSURANCE. In addition to, and without limitation of, the Corporation's authority to indemnify certain persons under the provisions of
Section 6.6 of Article VI of the Articles of Organization, the Board of Directors may in their discretion, at any time or from time to time, cause the Corporation to purchase and maintain on behalf of any or all of the persons specified in Section 67 of the Massachusetts Business Corporation Law, as now in effect, or as it may from time to time thereafter be amended, or by any successor provision of the General Laws of Massachusetts dealing with the same general subject matter as such Section 67, such insurance against liability as is authorized by such Section 67 or such successor provision, whether or not the Corporation would have the power to indemnify any such person against such liability.

                            ARTICLE VI MISCELLANEOUS

     Section 1. SEAL. The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Corporation and the year of incorporation, cut or engraved thereon. An impression of the seal impressed upon the original copy of these By-Laws shall be deemed conclusively to be the seal adopted by the Board of Directors.

     Section 2. EXECUTION OF PAPERS. Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, mortgages, leases, transfers, contracts, agreements, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed or endorsed on behalf of the Corporation by the Chairman of the Board, if there be one, the President, one of the Vice Presidents or the Treasurer.

     Section 3. VOTING STOCK IN OTHER CORPORATIONS OR LIMITED LIABILITY COMPANIES. Unless otherwise authorized or directed by the Board of Directors, the Chairman of the Board, if there be one, or, in the case of the absence or failure of the Chairman of the Board to act, the President, one of the Vice Presidents or the Treasurer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders or members of any corporation or limited liability company in which this Corporation may hold stock or membership, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock or to such membership and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, or, in the absence thereof, the chief executive officer, may confer like powers upon any other person or persons as attorneys and proxies of the Corporation.

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         Section 4. FISCAL YEAR. The fiscal year of the Corporation shall end on
May 31st of each year unless otherwise fixed by vote of the Board of Directors, and may be changed by resolution of the Board if the Board determines that a change would be desirable.

     Section 5. LOCATION OF CORPORATE RECORDS. The books and records of the Corporation may be kept at such place or places, inside or outside of Massachusetts, as may be designated from time to time by the Board of Directors or in the Articles of Organization; PROVIDED, HOWEVER, that the original, or attested copies, of the Articles of Organization, these By-Laws, the records of all meetings of incorporators and stockholders and the stock transfer records (which shall contain the names of all stockholders and the record address and the amount of stock held by each), shall be kept in Massachusetts for inspection by the stockholders at its principal office or an office of its transfer agent or of its Clerk or of its registered agent.

     Section 6. CONTRACTS WITH INTERESTED PARTIES. The Corporation may enter into contracts and transact business with one or more of its Directors, officers, or stockholders, or in which any of them is in any other way interested, or with any corporation, association, trust, firm, partnership, limited liability company, or other concern in which any one or more of its Directors, officers or stockholders are directors, officers, stockholders, trustees, shareholders, members, beneficiaries, partners or otherwise interested; and in the absence of fraud no such contract or transaction shall be invalidated or in any way affected by the fact that such Directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interests of the Corporation, nor shall any Director, officer or stockholder having such adverse interest be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director, officer or stockholder be accountable for any gains or profits realized thereon, even though the vote or action of the Board of Directors, officers, or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction, if:

     a. the material facts as to such person's or persons' relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract or transaction, and the Board or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even if the disinterested Directors, be less than a quorum; or

     b. the material facts as to said person's or persons' relationship or interest as to the contract or transaction are disclosed or are known to the stockholders (whether or not so disinterested) of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of stockholders holding stock entitling them to cast a majority of the votes which may be cast for the election of Directors; or

     c. the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

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No person shall be disqualified from holding office as a Director or officer of the Corporation by reason of any such adverse interest.

                             ARTICLE VII AMENDMENTS

     These By-Laws may be altered, amended or repealed, in whole or in part, at any time by vote of the stockholders. The Board of Directors, by a majority vote of the Directors at the time in office, may also alter, amend or repeal these By-Laws in whole or in part, except with respect to any provision hereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders; PROVIDED, HOWEVER, that not later than the time of giving notice of the meeting of stockholders next following the alteration, amendment or repeal of these By-Laws, in whole or in part by the Board of Directors, notice thereof, stating the substance of such action shall be given to all stockholders entitled to vote on amending these By-Laws. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.

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                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE I STOCKHOLDERS......................................................................................1
         Section 1. Annual Meeting of Stockholders..........................................................1
         Section 2. Special Meetings of Stockholders........................................................1
         Section 3. Place of Stockholders' Meetings.........................................................1
         Section 4. Notice of Stockholders' Meetings........................................................1
         Section 5. Quorum and Adjournments.................................................................2
         Section 6. Proxies; Voting; Conduct of Meeting.....................................................2
         Section 7. Action Without a Meeting................................................................3
ARTICLE II DIRECTORS........................................................................................3
         Section 1. Board of Directors......................................................................3
         Section 2. Powers of Directors.....................................................................3
         Section 3. Committees of Directors.................................................................4
         Section 4. Meetings of the Board of Directors; Action Without a Meeting............................5
         Section 5. Quorum of Directors.....................................................................6
         Section 6. Resignation and Removal of Directors; Vacancies.........................................6
 ARTICLE III OFFICERS AND AGENTS............................................................................7
         Section 1. Officers and Agents.....................................................................7
         Section 2. President and Vice Presidents; Chairman of the Board....................................8
         Section 3. Treasurer and Assistant Treasurer.......................................................8
         Section 4. Controller and Assistant Controllers....................................................8
         Section 5. Clerk and Assistant Clerk...............................................................9
         Section 6. Resignations and Removals of Officers and Agents; Vacancies.............................9
 ARTICLE IV STOCK..........................................................................................10
         Section 1. Certificates for Stock.................................................................10
         Section 2. Transfer of Shares of Stock............................................................11
         Section 3. Transfer Agents and Registrars; Further Regulations....................................11
         Section 4. Loss of Certificates...................................................................11
         Section 5. Record Date............................................................................11
 ARTICLE V INDEMNIFICATION; INSURANCE......................................................................11
         Section 1. Indemnification of Directors, Officers and Others......................................11
         Section 2. Insurance..............................................................................13
 ARTICLE VI MISCELLANEOUS..................................................................................13
         Section 1. Seal...................................................................................13
         Section 2. Execution of Papers....................................................................13
         Section 3. Voting Stock in Other Corporations or Limited Liability Companies......................13
         Section 4. Fiscal Year............................................................................14
         Section 5. Location of Corporate Records..........................................................14
         Section 6. Contracts with Interested Parties......................................................14
 ARTICLE VII AMENDMENTS....................................................................................15

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